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                                                                  EXHIBIT-99.B9



                                  EXHIBIT 9

                       Opinion and Consent of Counsel

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               [BLAZZARD, GRODD & HASENAUER, P.C. LETTERHEAD]




                                 April 1, 1997

Board of Directors
Sentry Life Insurance Company of New York
251 Salina Meadows Parkway
North Syracuse, NY  13212

         RE: Opinion of Counsel - Sentry Variable Account I

Gentlemen:

         You have requested our Opinion of Counsel in connection with the filing with the Securities and Exchange Commission of a Post-Effective Amendment to a Registration Statement on Form N-4 for Individual Flexible Purchase Payment Deferred Variable Annuity Contracts (the "Contracts") to be issued by Sentry Life Insurance Company of New York and its separate account, Sentry Variable Account I.

         We have made such examination of the law and have examined such records and documents as in our judgment are necessary or appropriate to enable us to render the opinions expressed below.

         We are of the following opinions:

         1. Sentry Variable Account I is a Unit Investment Trust as that term is defined in Section 4(2) of the Investment Company Act of 1940 (the "Act"), and is currently registered with the Securities and Exchange Commission, pursuant to Section 8(a) of the Act.

         2. Upon the acceptance of purchase payments made by a Contract Owner pursuant to a Contract issued in accordance with the Prospectus contained in the Registration Statement and upon compliance with applicable law, such a Contract Owner will have a legally-issued, fully paid, non-assessable contractual interest under such Contract.

         You may use this opinion letter, or a copy thereof, as an exhibit to the Registration Statement.
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BLAZZARD, GRODD & HASENAUER, P.C.


Board of Directors
Sentry Life Insurance Company of New York
April 1, 1997
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         We consent to the reference to our Firm under the caption "Legal
Opinions" contained in the Statement of Additional Information which forms a part of the Registration Statement.


                                        Sincerely,

                                        BLAZZARD, GRODD & HASENAUER, P.C.



                                        By: /s/ Lynn Korman Stone
                                           ---------------------------------
                                                Lynn Korman Stone